Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Origin Agritech Limited

No. 21 Sheng Ming Yuan Road

Changping District

Beijing 102206

The PRC

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-166226 and 333-145865) of Origin Agritech Limited of our report dated January 27, 2011, relating to the consolidated financial statements for the year ended September 30, 2010, which appears in this Form 20-F/A.

BDO Limited

Hong Kong

January 10, 2014

BDO Limited

BDO Limited, a Hong Kong limited company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.